UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 18, 2011

CYALUME TECHNOLOGIES HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52247	20-3200738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Windsor Street, West Springfield MA	01089
(Address of Principal Executive Offices)	(Zip Code)

(413) 858-2500
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 18, 2011, Cyalume Technologies Holdings, Inc., a Delaware corporation (“CTHI”), entered into a share purchase agreement (the “Purchase Agreement”), with certain institutional investors (the “Investors”) for the issuance and sale of an aggregate 871,823 shares of CTHI’s common stock, par value $.001 per share (the “Shares”), at a price of $4.60 per share (the “Offering”). The consideration paid by the Investors consisted of approximately $3.5 million in cash and the cancellation of 1,015,000 public warrants, which were valued at $0.50 per warrant.

In connection with the Offering, the CTHI entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, in which it agreed to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) to register the Shares for resale within 45 calendar days of the closing date of the Offering, and to have the registration statement declared effective within 90 calendar days of the closing date of the Offering, or 150 days in the event the Registration Statement is reviewed by the SEC.  CTHI is obligated to pay liquidated damages of 1% of the aggregate purchase price paid by each Investor per month, up to a maximum of 10% of the purchase price paid by each such Investor, if the Registration Statement is not filed or effective within the foregoing time periods or for certain other events described in the Registration Rights Agreement.  With the consent of the respective Investors, CTHI may pay such liquidated damages in excess of 5% of the aggregate purchase price paid by the respective Investor in shares of CTHI’s common stock.  Interest on the liquidated damages will accrue at the rate of 0.5% per month if such damages are not paid within five business days after the date payable.

A copy of the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference as Exhibits 10.1 and  4.1, respectively, to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.  The Shares were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for transactions not involving a public offering, and Regulation D, promulgated thereunder.

Item 8.01	Other Events.

On March 21, 2011, CTHI issued a press release announcing the closing of the transactions described in Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit	Description
4.1	Registration Rights Agreement dated March 18, 2011
10.1	Share Purchase Agreement dated March 18, 2011
99.1	Press Release dated March 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2011	CYALUME TECHNOLOGIES HOLDINGS, INC.

	By:	/s/ Michael Bielonko
Michael Bielonko, Chief Financial Officer

Exhibit Index

Exhibit	Description
4.1	Registration Rights Agreement dated March 18, 2011
10.1	Share Purchase Agreement dated March 18, 2011
99.1	Press Release dated March 21, 2011